UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2012

Cohu, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12367 Crosthwaite Circle, Poway, California	92064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 858-848-8100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As reported in a Current Report on Form 8-K filed by Cohu, Inc. (“Cohu” or “the Company”) on January 4, 2013, Cohu completed the acquisition of all of the outstanding share capital of Ismeca Semiconductor Holding SA (“Ismeca) on December 31, 2012. Pursuant to Item 9.01 of Form 8-K, this Form 8-K/A amends the Form 8-K filed on January 4, 2013 and is being filed in order to include the historical financial statements of Ismeca and the related pro forma financial information that were excluded from such Form 8-K as permitted by Item 9.01 of Form 8-K. In accordance with Securities Exchange Act Rule 12b-15, the complete text of Items 2.01 and 9.01 as amended are set forth below.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Completion of Purchase of Ismeca Semiconductor Holding SA

On December 31, 2012, Cohu, Inc. (“we,” “us,” “our,” “Cohu” or the “Company”) completed the previously announced acquisition (the “Acquisition”) of all of the outstanding share capital of Ismeca Semiconductor Holding SA (“Ismeca”) from Schweiter Technologies AG (the “Seller”) pursuant to a Share Purchase and Transfer Agreement dated December 9, 2012, by and between the Seller and a wholly owned subsidiary of the Company (the “Purchase Agreement”). Ismeca, headquartered in La Chaux-de-Fonds, Switzerland, and with major operations in Malacca, Malaysia and Suzhou, China, designs, manufactures and sells turret-based test handling and back-end finishing equipment for ICs, LEDs and discrete components. The aggregate purchase price was approximately $57.4 million, comprised of an initial purchase price of $54.5 million, increased by approximately $2.9 million based on estimated net cash and net debt acquired, as required by the Purchase Agreement. Pursuant to the Purchase Agreement, to the extent actual net cash and net debt is later determined to be different than the estimates of net cash and net debt at closing, the purchase price will be adjusted upward or downward accordingly.

The foregoing description of the acquisition and the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which was attached as Exhibit 2.1, to the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2013, and is incorporated by reference herein.

On January 2, 2013, Cohu issued a press release announcing the completion of the Acquisition. A copy of the press release was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2013, and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

This Form 8-K/A amends the initial Form 8-K filed on January 4, 2013. The following financial statements are included in this report:

Audited consolidated balance sheet of Ismeca Semiconductor Holding SA as of December 31, 2012 and 2011 and the related combined statements of income and comprehensive income, changes in equity and cash flows for the year then ended and notes thereto are attached hereto as Exhibit 99.2.

(b)	Pro Forma Financial Information.

Unaudited pro forma condensed combined balance sheet as of December 29, 2012, and unaudited pro forma condensed combined statements of operations for the year ended December 29, 2012, are attached hereto as Exhibit 99.3.

(c)	Not applicable

(d)	Exhibits.

Exhibit No.	Description

23.1	Consent of Deloitte AG, independent auditor

99.1*	Press release dated January 2, 2013, of Cohu, Inc.

99.2	Audited Financial Statements of Business Acquired as of December 31, 2012 and 2011

99.3	Unaudited Pro Forma Condensed Combined Financial Statements

*	Incorporated by reference to the same numbered exhibit to the Company’s Form 8-K as filed with the Securities and Exchange Commission on January 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

March 15, 2013	By:	/s/ Jeffrey D. Jones
Name: Jeffrey D. Jones
Title: VP Finance & CFO

Exhibit Index

Exhibit No.	Description

23.1	Consent of Deloitte AG, independent auditor

99.1*	Press release dated January 2, 2013, of Cohu, Inc.

99.2	Audited Financial Statements of Business Acquired as of December 31, 2012 and 2011

99.3	Unaudited Pro Forma Condensed Combined Financial Statements

*	Incorporated by reference to the same numbered exhibit to the Company’s Form 8-K as filed with the SEC on January 4, 2013.